UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2011

SUSSEX BANCORP
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation or organization)	0-29030 (Commission File Number)	22-3475473 (I.R.S. Employer Identification No.)

200 Munsonhurst Road
Franklin, New Jersey 07416
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (973) 827-2914

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

On July 26, 2011, Sussex Bancorp (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2011.  A copy of the press release is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 2.02.

The information contained in this current report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2011, the Company entered into a Supplemental Executive Retirement Agreement  (the “SERP”), a non-qualified defined contribution pension plan that provides supplemental retirement income for the Company’s President and Chief Executive Officer, Anthony J. Labozzetta. The SERP is effective as of January 1, 2011. Based on the attainment of certain annual performance targets, the Company will make annual contributions up to a maximum of 22% of Mr. Labozzetta’s annual base salary to the SERP for the benefit of Mr. Labozzetta.  Any amounts credited to the SERP will accrue interest equal to that paid by U.S. 10-Year Treasury Notes for the applicable year.  The SERP provides for the benefits to be paid monthly over a 5-year period commencing the first day of the month following the later of Mr. Labozzetta’s 65th birthday (“normal retirement date”) or termination of employment. If Mr. Labozzetta’s employment is terminated before normal retirement age absent a change in control and other than by the Company for cause, the amount of the benefit payable to Mr. Labozzetta would be a 100% vested interest in his account if he completed at least ten years of plan participation. If Mr. Labozzetta is terminated by the Company without cause or as a result of Mr. Labozzetta’s Resignation for Good Reason (as defined in the SERP), Mr. Labozzetta would be entitled to a 100% vested interest in his account regardless of the number of years of plan participation.  If Mr. Labozzetta is employed by the Company at the time of a Change of Control (as defined in the SERP), Mr. Labozzetta would automatically become 100% vested interest in his account regardless of the number of years of plan participation. If Mr. Labozzetta would become disabled or die before reaching normal retirement age, either he or his beneficiary would be entitled to a 100% vested interest in his account. The SERP also contains a restrictive covenant conditioning Mr. Labozzetta’s receipt of the benefits on his compliance with the non-compete provisions as defined in his employment agreement.

The above summary of the SERP is qualified in its entirety by reference to the full text of the SERP, the form of which is attached as Exhibit 10.1 to this Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Exhibits.

Exhibit Number	Description
10.1	Supplemental Executive Retirement Agreement, dated July 20, 2011, by and between Sussex Bancorp and Anthony J. Labozzetta
99.1	Press Release, dated July 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSSEX BANCORP

Date: July 26, 2011	By:	/s/ Anthony J. Labozzetta
Anthony J. Labozzetta
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Supplemental Executive Retirement Agreement, dated July 20, 2011, by and between Sussex Bancorp and Anthony J. Labozzetta
99.1	Press Release, dated July 26, 2011